Exhibit 23.3 - Corrected Consent Letter



MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
      PCAOB REGISTERED


       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
       --------------------------------------------------------


We consent to the use, in the registrations statement on Form SB-2 of Political Calls, Inc, of our report dated February 21, 2007 on our audit of the financial statements of Political Calls, Inc. as of December 31, 2006, and the related statements of operations, stockholders' equity and cash flows from inception April 24, 2006 through December 31, 2006 and for the period then ended, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    March 27, 2007



            2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                   (702)253-7511 Fax (702)253-7501

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